SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.   20549

                          FORM 8-K

      Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934



Date of Report (Date of earliest event reported) March 22,
1999



                   Jordan Industries, Inc.
   (Exact name of registrant as specified in its charter)


     Illinois                  33-24317             36-3598114
(State or other               (Commission         (I.R.S. Employer
  Jurisdiction)                File Number)       Identification No.)



     ArborLake Centre, Suite 550
     1751 Lake Cook Road, Deerfield, IL                 60015
    (Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code  (847) 945-5591





                           PAGE 2



Item 2.   Acquisition or disposition of assets


      On March 22, 1999, the Company purchased Alma Products ("Alma") for $86.3 million. Alma is comprised of three primary business segments: (i) high quality remanufactured torque converters used to supply warranty replacements for automotive transmissions originally sold to Ford, Chrysler, John Deere and Caterpillar, (ii) new and remanufactured air conditioning compressors for original equipment manufactures including Ford, Chrysler and General Motors, and (iii) new and remanufactured clutch and disc assemblies used in standard transmissions sold primarily to Ford. The purchase price of $86.3 million is made up of cash of $84.0 million and a $2.3 million assumption of a long-term liability for retiree healthcare benefits.

      For the fiscal year ended December 31, 1998, Alma had net sales of $73.5 million and EBITDA of $14.0 million.


Item 7.   Financial Statements and Exhibits

(a)  Financial Statements

It  is  not  practicable to provide the  required  financial
statements  for  the acquired business at  this  time.   The
required financial statements will be filed no later than sixty (60) days following the filing of this report.

(b)  Pro Forma Financial Information

The pro forma financial information will be filed no later than sixty (60) days following the filing of this report.

(c)  Exhibits

     2.  (a)   Asset purchase agreement between Alma  Piston
               Company and Alma  Products  Holdings,  Inc.
               dated as of February 26, 1999.

     Certain   exhibits  and  schedules  to  the  agreements
     referred  to  in the item 2(a) have not been  included;
     they will be furnished supplementally if requested by the Commission.







                           PAGE 3


                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   JORDAN INDUSTRIES, INC.


March 31, 1999                     By /s/ Thomas C.Spielberger
                                          Thomas C.Spielberger
                                          Senior Vice President
                                          Finance and Accounting